                                                                  Exhibit 4.45

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                  Space above this line for recorder's use


DOCUMENT PREPARED BY AND
AFTER RECORDING RETURN TO:

Jonathan A. Reiss, Esq.
Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York  10006

                         SUBORDINATION AGREEMENT (1)

AGREEMENT made as of the 29th day of July, 1997, by and among State Street Bank and Trust Company, solely in its capacity as trustee and collateral agent under and pursuant to the Subordinated Creditor Indenture (as hereinafter defined) with an address at Two International Place, Boston, Massachusetts 02110, Attention: Corporate Trust Department, Mary Lee Storrs, Vice President (the "Subordinated Creditor"), McDonald's Corporation, a Delaware corporation, with an address at McDonald's Plaza, Oak Brook, Illinois 60523, Attention: General Counsel ("McDonald's") and Discovery Zone, Inc., a Delaware corporation, successor by merger to Leaps & Bounds, Inc., having its principal place of business at One Corporate Center, 110 East Broward Boulevard, Fort Lauderdale, Florida 33301 ("Borrower").


-----------------------
(1) For recording information as to the Senior Mortgage and Subordinated Mortgage (as such terms are defined herein) referenced by this Subordination Agreement, see Exhibit A-1 and Exhibit C-1.


[KENNESAW, GEORGIA PROPERTY]

                            W I T N E S S E T H:

                                  RECITALS

          A. WHEREAS, Borrower is the successor in interest to Discovery Zone, Inc., a Delaware corporation and debtor and debtor in possession ("Old DZI"), and Old DZI's affiliated debtors and debtors in possession including Leaps & Bounds, Inc. (the "Debtors"), all in the chapter 11 proceedings captioned In re Discovery Zone, Inc., et al., Case No. 96-411 (HSB) (Jointly Administered), before the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"); and

          B. WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of August 30, 1994 (the "Merger Agreement"), by and among Old DZI, and two of the Debtors, Discovery Zone International, Inc. and Leaps & Bounds, Inc. on the one hand, and McDonald's on the other hand, and related documentation, McDonald's was or is the sublessor to Leaps & Bounds, Inc. of certain properties, and Old DZI agreed to defend, indemnify and hold McDonald's and its affiliates harmless in respect of all expenses, losses, costs, deficiencies, liabilities and damages (including related and reasonable counsel fees and expenses, and compensatory and demonstrable consequential damages) incurred or suffered by McDonald's as a direct result of, inter alia, any breach that results in any payment by McDonald's in connection with any guarantee by McDonald's relating to such properties (the "Agreement to Indemnify"); and

          C. WHEREAS, On November 18, 1996, the Bankruptcy Court entered the Stipulation and Order Between Debtors and McDonald's Corporation Providing for the Resolution, Settlement and Compromise of Disputes and for Rent Deferrals and Allowance of Certain Claims (the "Stipulation and Order"), pursuant to which, inter alia, the Debtors assumed certain subleases relating to properties subleased by McDonald's to the Debtors pursuant to 11 U.S.C.
Section 365 as to which the Agreement to Indemnify remains in full force and effect, the Bankruptcy Court approved the allowance of certain claims of McDonald's, including those claims based on the Agreement to Indemnify, and the Bankruptcy Court approved the validity, perfection, priority and enforceability of certain claims and liens of McDonald's against the Debtors, including, without limitation, the validity, perfection, priority and enforceability of the Senior Mortgages (as defined below) and the Stipulation and Order was not appealed or otherwise challenged and remains in full force and effect; and

          D. WHEREAS, pursuant to the plan of reorganization for Old DZI and its affiliated debtors confirmed by the Bankruptcy Court by order entered July 18, 1997 (the "Plan"), and as required by the terms of the Stipulation and Order, Borrower, as the reorganized successor of the Debtors, is obligated to issue to McDonald's Secured Rent Deferral Notes in the aggregate original principal amount of $266,466.24, which amount is subject to increase each month in accordance with the terms thereof (the "Senior Secured Rent Deferral Notes," and individually a "Senior Secured Rent Deferral Note") and Secured

Rejection Note in the aggregate original principal amount of $4,416,237.90 (the "Senior Secured Rejection Note"); and

          E. WHEREAS pursuant to the terms and conditions of the Stipulation and Order, the Plan, the Agreement to Indemnify, the Senior Secured Rejection Note and the Senior Secured Rent Deferral Notes and any related documentation (the "McDonald's Documentation"), the repayment and performance of the obligations of Borrower to McDonald's under the McDonald's Documentation (including any contingent obligations under the Agreement to Indemnify, the Stipulation and Order, including Section 7 thereof, or otherwise) (the "Senior Obligations") is secured by certain amended and restated first priority mortgages, deeds of trust and/or deeds to secure debt described on Exhibit A attached hereto and made a part hereof (collectively, including all modifications, extensions and additions thereto, the "Senior Mortgages," and individually, a "Senior Mortgage"), including the Senior Mortgage identified by the recording information set forth in Exhibit A-1, reaffirming and creating, to the extent necessary, valid and perfected first priority liens on the real properties described on Exhibit B attached hereto and made a part hereof, and other collateral described in the Senior Mortgages (collectively, the "Real Properties," and individually, a "Real Property"); and

          F. WHEREAS, Borrower and the Subordinated Creditor entered into an Indenture, dated July 22, 1997 (the "Subordinated Creditor Indenture") and certain other documents and instruments related thereto, pursuant to which and upon the terms and conditions therein indebtedness and other obligations were incurred by the Borrower (the "Subordinated Indenture Indebtedness"), the repayment and performance of which are secured by, among other things, certain subordinated mortgages, deeds of trust and/or deeds to secure debt described on Exhibit C hereto and made a part hereof (collectively, including all modifications, extensions and additions thereto, the "Subordinated Mortgages," and individually, a "Subordinated Mortgage"), including the Subordinated Mortgage identified by the recording information set forth in Exhibit C-1, creating valid and perfected liens on the Real Properties subordinate to the Senior Mortgages; and

          G. WHEREAS, pursuant to the Senior Mortgages, the Borrower cannot grant a subordinated lien on any of the Real Properties without the express approval of McDonald's and the Subordinated Indenture Indebtedness will not be able to be issued without the agreement of McDonald's to permit the issuance of the Subordinated Mortgages; and

          H. WHEREAS, McDonald's approval of the Borrower's granting of the Subordinated Mortgages is conditioned on the entry into this Subordination Agreement by the Subordinated Creditor, which hereby warrants and represents that it has full power and authority under the Subordinated Creditor Indenture to enter into this Subordination Agreement on behalf of all holders of any securities or obligations whatsoever issued pursuant to the Subordinated Creditor Indenture; and

          I. WHEREAS, the Subordinated Creditor and McDonald's each desire to enter into this Subordination Agreement to confirm the subordination of the liens of the

Subordinated Mortgages to the liens of the Senior Mortgages in accordance with the terms of this Agreement;

          NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL BENEFITS accruing to the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Consent. Pursuant and subject to the other terms of this Agreement, McDonald's consents to the Subordinate Mortgages. This consent shall not be deemed to (i) be a consent to any future encumbrances, (ii) be a waiver of the limitation on future encumbrances contained in the Senior Mortgages,
(iii) be a consent to or waiver of any other term or condition of the Senior Mortgages or (iv) prejudice any right or rights which McDonald's may now or in the future have under or in connection with the Senior Mortgages.

     2. Priority of McDonald's.

        (a) Subordination. The Subordinated Creditor hereby agrees for itself and its successors and assigns that, except as otherwise expressly provided herein, the terms, provisions and liens of the Subordinated Mortgages, and any of the Subordinated Creditor's liens or security titles or interests in the Real Properties (but only to the extent of McDonald's interest in such Real Properties), are hereby intentionally and unconditionally subordinated to, and at all times shall be junior, subject and subordinate to the terms, provisions and liens of the Senior Mortgages (including, without limitation, the liens securing future optional and/or obligatory increases in the amount of the Senior Obligations or advances by McDonald's to or for the benefit of the Borrower, regardless of the use to which such advances are put), as well as to any and all increases therein and all extensions, consolidations, modifications, renewals, refinancings and supplements thereto. The Subordinated Creditor hereby waives any right it may have to require that McDonald's marshal any assets of the Borrower in favor of the Subordinated Creditor and the Subordinated Creditor agrees that it shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in the Real Properties which is or may be prior or superior in right to the Senior Mortgages, including but not limited to advances for real estate taxes and assessments. The rights and priorities set forth in this Paragraph 2(a) shall be effective notwithstanding the order of creation, attachment, vesting or perfection of the rights of McDonald's under the Senior Mortgages, or of the Subordinated Creditor under the Subordinated Mortgages, the Subordinated Creditor Indenture or any other documents executed in connection therewith (including, without limitation, any UCC-1 financing statements or fixture filings). The Subordinated Creditor shall be deemed to have consented (i) to any action by Borrower to which McDonald's consents pursuant to the Senior Mortgages and (ii) to each act of, or failure to act by, the Borrower that is not prohibited by the Senior Mortgages, provided that, both with respect to (i) and (ii), such deemed consent is applicable only to acts or failures to act in connection with the sale, construction, restoration, insurance, condemnation or alterations of, to or on, or with respect to the Real Properties and any other matters relating to the Real Properties.

        (b) Insurance; Condemnation Awards. The Subordinated Creditor hereby assigns and releases unto McDonald's, until payment in full of the Senior
Obligations:

            (i) all of its right, title, interest or claim, if any, in and to the proceeds of all policies of insurance covering the Real Properties, for application in accordance with the provisions of the Senior Mortgages or as the Borrower and McDonald's may otherwise agree; and

            (ii) all of its right, title and interest or claim, if any, in and to all awards or other compensation made for any taking of any part of the Real Properties for application in accordance with the provisions of the Senior Mortgages or as the Borrower and McDonald's may otherwise agree.

     All such insurance proceeds or awards which may become due and payable to the Subordinated Creditor shall be payable directly to McDonald's, and the Subordinated Creditor directs any insurance company or governmental authority to make payment thereof directly to McDonald's for application in accordance with the Senior Mortgages. In the event that any such insurance proceeds or awards are made payable to the Subordinated Creditor despite such direction, the Subordinated Creditor shall promptly transfer the same, or promptly cause the same to be transferred, to McDonald's.

        (c) Assignment of Leases and Rents. Any assignment in favor of the Subordinated Creditor of any Leases or Rents (as such terms are defined in the Senior Mortgages) contained in the Subordinated Mortgages or the Subordinated Creditor Indenture, or in any other document or instrument related thereto or delivered in connection therewith, and all rights of the Subordinated Creditor thereunder, are hereby intentionally and unconditionally subordinated to, and shall be in all respects junior, subject and subordinate to any assignment of rents, leases or other agreements relating to the Real Properties contained in (i) the Senior Mortgages, and
(ii) any other document now in existence or hereafter made by the Borrower to secure the Senior Obligations, and to all rights of McDonald's thereunder. Without limiting the foregoing provisions of this Paragraph 2(c), from and after the execution and delivery of the Subordinated Mortgages to the Subordinated Creditor, the Subordinated Creditor shall not be entitled to receive or retain any Rents or other amounts assigned to the Subordinated Creditor under any such document or instrument until such time as the Senior Obligations shall have been completely paid in full.

        (d) Non-Disturbance Agreements. The Subordinated Creditor shall be required to give a non-disturbance agreement to any lessee or tenant of the Real Properties with respect to whose lease McDonald's, as holder of the Senior Mortgages, shall have executed a non-disturbance agreement, and, if the Subordinated Creditor fails to give any such non-disturbance agreement, the Subordinated Creditor nevertheless agrees not to disturb the possession, occupancy or rights of any such lessee or tenant without the prior written consent of McDonald's in each instance.

        (e) Further Assurances. To further evidence the subordination hereinabove provided for, the Subordinated Creditor agrees that, within 30 days after request by McDonald's, it will, at the Subordinated Creditor's sole cost and expense, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances and instruments as McDonald's may reasonably request for the better assuring and evidencing of this subordination (including, without limitation, further affirmation of the application of this Agreement to future optional and/or obligatory increases in the amount of the Senior Obligations or advances, regardless of the use to which such increases or advances are put).

        (f) Release or Subordination of Lien. If McDonald's shall at any time release its lien on the Real Properties (or any part thereof) in connection with a sale or refinancing of the Real Properties or any part thereof, the Subordinated Creditor shall, without any payment to it, be deemed to have consented to such sale or refinancing and shall release the lien of the Subordinated Mortgages thereon at the same time that McDonald's releases the lien of the Senior Mortgages thereon, and, in the event that the Subordinated Creditor has not executed a release within seven (7) business days of being requested to do so by Borrower of McDonald's in connection with such sale or refinancing, the Subordinated Creditor hereby irrevocably appoints McDonald's as its attorney in fact (coupled with an interest) to execute in the name of the Subordinated Creditor or without the signature of the Subordinated Creditor to the extent McDonald's may lawfully do so, one or more releases or reconveyances of mortgages/deeds of trust or other documents to evidence such release of the lien of the Subordinated Mortgages. Until the Senior Obligations have been completely paid in full (including, without limitation, any obligations which may arise under the Agreement to Indemnify), all proceeds from or with respect to the sale, refinancing or other disposition of the Real Properties or any part thereof shall be paid to McDonald's (or placed into escrow for the benefit of McDonald's pursuant to the terms of the Senior Mortgages) in satisfaction of the Senior Obligations pursuant to the terms of the Senior Mortgages and the McDonald's Documentation, and the Subordinated Creditor shall have no right, claim or interest in or to any such proceeds.

        (g) Enforcement. The Subordinated Creditor agrees that no remedies provided for under the Subordinated Mortgages or other documents (to the extent relating to the Real Properties in which McDonald's has an interest) executed in connection with the Subordinated Creditor Indenture shall be exercised with respect to the Real Properties, including, without limitation, the commencement or prosecution of foreclosure proceedings, the exercise of any power of sale, or the appointment of a receiver (or the Subordinated Creditor as mortgagee in possession), without obtaining the prior written consent of McDonald's. The Subordinated Creditor hereby consents and agrees that any lawful action taken by or on behalf of McDonald's in the exercise of McDonald's rights and/or remedies under the Senior Mortgages (including, without limitation, any foreclosure or acquisition of title to a Real Property by deed in lieu of foreclosure or otherwise) are hereby deemed to be consented to by the Subordinated Creditor in all respects.

        (h) No Third-Party Beneficiaries. The provisions of clauses (a)-(g) of this Paragraph 2 are solely for the benefit of the holder of the Senior Mortgages and shall not create any rights in the Borrower or any other person.

     3. Bankruptcy. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other bankruptcy, insolvency, liquidation, reorganization, dissolution, winding up, liquidation, readjustment or other similar proceeding relating to the Borrower or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon a general assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Borrower, or any sale of all or substantially all of the assets of the Borrower, or otherwise) (each, an "Insolvency Proceeding"). Without limiting the generality of the foregoing, in the event of an Insolvency Proceeding, (i) the Senior Obligations (including post-petition interest on the Senior Obligations, whether or not such interest is allowable under Section 502 or 506 of the United States Bankruptcy Code) shall first be completely paid in full before the Subordinated Creditor shall be entitled to receive or retain any proceeds from or relating to the sale, refinancing or other disposition of the Real Properties or any portion thereof in respect of the Subordinated Indenture Indebtedness; and (ii) the Subordinated Creditor shall not object to or oppose any efforts by McDonald's to obtain relief from the automatic stay with respect to the Real Properties under Section 362 of the United States Bankruptcy Code.

     4. Payments Received by the Subordinated Creditor. In the event that the Subordinated Creditor receives any payment or other distribution of any kind or character from the Borrower or from any other source whatsoever in respect of any of the Subordinated Indenture Indebtedness, or receives any security therefor, whether by way of agreement or compromise or otherwise, which it is not entitled to retain pursuant to the terms of this Agreement, the Subordinated Creditor shall immediately deliver the same to McDonald's, in the form received, together with any necessary endorsements, in each case for application on account of the Senior Obligations, but until so received by McDonald's, the same shall be held in trust by the Subordinated Creditor as the property of McDonald's.

     5. No Consent Required. The Subordinated Creditor hereby agrees that McDonald's may, from time to time, at its sole discretion and without notice to or consent of or from the Subordinated Creditor, and without affecting the obligations of the Subordinated Creditor herein or the subordination provided for hereunder, take any or all of the following actions:

        (a) retain or obtain a lien or security interest in any property to secure all or any part of the Senior Obligations;

        (b) retain, obtain or permit the release of the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the Senior Obligations;

        (c) fail to perfect, or release McDonald's lien or security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property (including, without limitation, the Real Properties) securing all or any part of the Senior Obligations;

        (d) change the manner, place or terms of payments, and/or change or extend the time of payment of, renew or alter, all or any part of the Senior Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions hereof shall apply to the Senior Obligations as so changed, extended, renewed or altered;

        (e) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order the Real Properties or any part thereof;

        (f) exercise or refrain from exercising or release any rights and/or remedies against the Borrower or others (including, without limitation, any guarantor of all or a portion of the Senior Obligations) or otherwise act or refrain from acting; and/or

        (g) settle or compromise the Senior Obligations or any part thereof or any security therefor, or any liability incurred directly or indirectly in respect thereof or hereof.

     6. Transfer. McDonald's may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Obligations or any interest therein or any security therefor.
Notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, the holders of the Senior Obligations and the holders of any interest therein shall be entitled to the benefits of this Agreement to the same extent as if such holders were McDonald's specifically named in this Agreement.

     7. Other Liens. Nothing in this Agreement shall prohibit, prevent or otherwise impede the Subordinated Creditor from exercising any rights, remedy or power which it may have against the Borrower and/or its subsidiaries with respect to any collateral other than the Real Properties, which secures the Subordinated Indenture Indebtedness, provided, however, that the Subordinated Creditor shall not take any action which could impair the lien of the Senior Mortgages or the ability of McDonald's to foreclose or otherwise enforce its security interests or liens thereunder.

     8. Termination. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect until (a) the complete payment in full of all of the Senior Obligations, and (b) the execution by McDonald's of releases of all of the Senior Mortgages and the recording of such releases in the appropriate real property records.

     9. Miscellaneous.

        (a) No Waiver. No delay on the part of McDonald's in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by

McDonald's of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy, nor shall any modification, waiver or discharge of any of the provisions of this Agreement be binding upon McDonald's except as expressly set forth in a writing duly signed and delivered by McDonald's.

        (b) Obligations Absolute. The obligations of the Subordinated Creditor herein shall be absolute and unconditional, and the subordination of the lien of the Subordinated Mortgages herein contained shall be effective with respect to the Senior Obligations, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation and/or any lien securing the same, in whole or in part, or any determination of such invalidity or unenforceability and no such event shall affect or impair the agreements and obligations of the Subordinated Creditor hereunder. In the event that any of the Senior Obligations and/or any lien securing the same is determined to be invalid or unenforceable, in whole or in part, the Subordinated Creditor agrees that, as between McDonald's and the Subordinated Creditor, the Senior Obligations and such lien shall be deemed valid and enforceable, and the obligations of the Subordinated Creditor hereunder with respect thereto shall not be affected by any such determination but shall continue in full force and effect.

        (c) Sole Discretion. It is understood and agreed that in the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Borrower or to its property, McDonald's may use its sole discretion with respect to the enforcement of the Senior Mortgages, or in otherwise exercising or refraining from exercising any rights or in taking or refraining from taking any action which it may be entitled to take or assert hereunder; and that McDonald's shall not be under any liability for doing or refraining from doing anything relative thereto in the exercise of its own reasonable judgment or which it may deem necessary or desirable.

        (d) Waiver of Notice and Diligence. The Subordinated Creditor hereby waives: (i) notice of acceptance by McDonald's of this Agreement; (ii) notice of the existence or creation or nonpayment of all or any of the Senior Obligations; and (iii) all diligence in collection or protection of or realization upon the Senior Obligations or any security therefor.

        (e) Reinstatement. If, as a result of, or arising from, any bankruptcy, insolvency or similar proceeding, claim is ever made upon McDonald's or any participant in the Senior Obligations for repayment or recovery of any amount or amounts received by it in payment or on account of the Senior Obligations from the proceeds of the sale, refinancing or other disposition of all or a portion of the Real Properties and McDonald's or such participant repays the Borrower or its legal representative or a trustee in bankruptcy, all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction or (ii) any settlement or compromise of any such claim effected by McDonald's or such participant with any such claimant (including the Borrower or any guarantor), then in such event the Subordinated Creditor agrees that it shall be and remain obligated hereunder with respect to the amount so repaid or recovered to the same extent as if such amount had never originally been received by McDonald's or such participant and to the extent the Subordinated Creditor has received payments or distributions in respect of the Subordinated Indenture Indebtedness from the proceeds of the sale, refinancing or other disposition of the Real Properties.

     10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     11. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, to the addresses listed in the first paragraph of this Agreement. Each party may designate additional or different addresses for notices to such party. Any notice or communication to either party hereto shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged electronically (with copy by U.S. mail), if faxed (the fax number for the Subordinated Creditor is (617) 664-5371; the fax number for McDonald's is
(630) 623-3000; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     12. Representations by the Subordinated Creditor. The Subordinated Creditor has the power, authority and legal right pursuant to the Subordinated Creditor Indenture to execute, deliver and perform this Agreement. The Subordinated Creditor has been duly authorized pursuant to the Subordinated Creditor Indenture to enter into this Subordination Agreement on behalf of the Holders (as defined in the Subordinated Creditor Indenture) and this Subordination Agreement constitutes the valid and binding obligations of the Subordinated Creditor on behalf of such Holders enforceable against the Subordinated Creditor on behalf of such Holders in accordance with its terms.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York including both matters of internal law and conflicts of law, except that matters as to the priority of liens on the Real Properties and remedies and procedural matters relating thereto shall be governed by the laws of the State in which the Real Properties is located.

     14. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     15. Singular and Plural. Words used in this Agreement in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement shall apply to such words when used in the plural where the context so permits and vice versa.

 IN WITNESS WHEREOF, this Agreement has been duly executed under seal by the parties hereto as of the date first above written.

                                         STATE STREET BANK AND TRUST COMPANY,
                                         solely in its capacity as trustee and
                                         collateral agent under and pursuant to
                                         the Subordinated Creditor Indenture

                                         By: /s/ Mary Lee Storrs
                                             ---------------------------------
                                             Name: Mary Lee Storrs
                                             Title: Vice President

                                         ATTEST:

                                         By: /s/ Jacklyn Thompson
                                             ---------------------------------
                                             Name: Jacklyn Thompson
                                             Title: Assistant Secretary

                                                      [Corporate Seal]

Signed, sealed and delivered
in the presence of:


/s/ E. Decker Adams
-----------------------------
Unofficial Witness
E. DECKER ADAMS


/s/ Agnes G. Dillon
-----------------------------
Notary Public
Agnes G. Dillon

My Commission expires:

May 15, 2003
-----------------------------
[Notarial Seal]

                                           MCDONALD'S CORPORATION

                                           By: /s/ Gloria Santona
                                               ------------------------------
                                               Name: Gloria Santona
                                               Title: Vice President, Deputy
                                                      General Counsel and
                                                      Secretary

                                           ATTEST:

                                           By: /s/ Joseph R. Thomas
                                               ------------------------------
                                               Name: Joseph R. Thomas
                                               Title: Vice President, Associate
                                                      General Counsel and
                                                      Assistant Secretary

                                                        [Corporate Seal]

Signed, sealed and delivered
in the presence of:


/s/ Ann Ferguson
---------------------------
Unofficial Witness
Ann Ferguson

/s/ Gordana Vujanovich
----------------------------
Notary Public

My Commission expires:

February 15, 1999
----------------------------
[Notarial Seal]

---------------------------------
        "OFFICIAL SEAL"
       Gordana Vujanovich
Notary Public, State of Illinois
 My Commission Expires 02/15/99
---------------------------------

                                        Discovery Zone, Inc.

                                        By: /s/ Scott Bernstein
                                            -----------------------------------
                                            Name: Scott Bernstein
                                            Title: President

                                        ATTEST:


                                        By: /s/ Robert Rooney
                                            -----------------------------------
                                            Name: Robert Rooney
                                            Title: Secretary

                                                      [Corporate Seal]

Signed, sealed and delivered
in the presence of:

/s/ illegible
------------------------------
Unofficial Witness


/s/ Mark D. Woodward
------------------------------
Notary Public


My Commission expires:

        Mark D. Woodward
Notary Public State of New York
          No. 4997846
  Qualified in New York County
Commission Expires June 15, 1998

------------------------------
[Notarial Seal]

                                   EXHIBIT A

                        DESCRIPTIONS OF SENIOR MORTGAGES

          The following is a list of the amended and restated first priority mortgages, deeds of trust and/or deeds to secure debt entered executed by Borrower, on behalf of McDonald's, pursuant to the terms and conditions of the McDonald's Documentation:

     1. Amended and Restated Deed To Secure Debt and Security Agreement, made as of July 29, 1997, by Borrower to McDonald's, relating to mortgaged property located in Kennesaw, in the County of Cobb, in the State of Georgia.

     2. Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to Chicago Title Insurance Company, a Missouri Corporation, as trustee, for the benefit of McDonald's, relating to trust property located in Vancouver, in the County of Clark, in the State of Washington.

     3. Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to Kenneth W. Pearson, as trustee, to and for the benefit of McDonald's, relating to trust property located in Leon Valley, in the County of Bexar, in the State of Texas.

     4. Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to Kenneth W. Pearson, as trustee, for the benefit of McDonald's, relating to trust property located in Arlington, in the County of Tarrant, in the State of Texas.

     5. Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to Kenneth W. Pearson, as trustee, for the benefit of McDonald's, relating to trust property located in San Antonio, in the County of Bexar, in the State of Texas.

     6. Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to The Public Trustee of the County of Douglas, Colorado, as trustee, to and for the benefit of McDonald's, relating to trust property located in Littleton, in the County of Douglas, in the State of Colorado.

     7. Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to The Public Trustee of the County of Arapahoe, Colorado, as trustee, to and for the benefit of McDonald's, relating to trust property located in Aurora, in the County of Arapahoe, in the State of Colorado.

     8. Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to McDonald's, relating to mortgaged property located in Schaumburg, in the County of Cook, in the State of Illinois.

     9.   Amended and Restated Mortgage, made as of July 29, 1997, by
          Borrower to McDonald's, relating to mortgaged property located in Sterling Heights, in the County of Macomb, in the State of Michigan.

     10. Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Amended and Restated), made as of July 29, 1997, by Borrower to McDonald's, relating to mortgaged property located in Forest Park, in the County of Hamilton, in the State of Ohio.

     11. Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Amended and Restated), made as of July 29, 1997, by Borrower to McDonald's, relating to mortgaged property located in Columbus, in the County of Franklin, in the State of Ohio.

     12. Amended and Restated Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to McDonald's, relating to mortgaged property located in Philadelphia, in the County of Philadelphia, in the State of Pennsylvania.

     13. Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to McDonald's, relating to mortgaged property located in Blaine, in the County of Anoka, in the State of Minnesota.

     14. Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to McDonald's, relating to mortgaged property located in Washington Township, in the County of Marion, in the State of Indiana.

                               EXHIBIT A-1

      RECORDING INFORMATION FOR SENIOR MORTGAGE IN FAVOR OF MCDONALD'S

                                 County        Book       Volume
                                 ------        ----       ------

Senior Mortgage (Kennesaw)

                                                                        Kennesaw
                                                            Cobb County, Georgia

                                  EXHIBIT B

All that tract or parcel of land lying and being in Land Lot 720 of the 16th District, 2nd Section, Cobb County, Georgia, and being more particularly described as follows:

Commencing at the intersection of the easterly line of said land lot with the northwesterly right-of-way line of Ernest Barrett Parkway (120 foot right-of-way); proceeding thence along said northwesterly right-of-way line South 54 degrees 25' 25" West a distance of 35.25 feet to a point, said point being the True Point of Beginning; continuing thence along said northwesterly right-of-way line South 54 degrees 25' 25" West a distance of 414.75 feet to a point; leaving said northwesterly right-of-way line and proceeding thence southwesterly, westerly and northwesterly 113.79 feet along the arc of a curve to the right, said curve having a radius of 72.44 feet and being subtended by a chord having a bearing and distance of North 80 degrees 33' 34" West 102.45 feet to a point; proceeding thence northwesterly, northerly and northeasterly along the arc of a curve to the right, said curve having a radius of 97.40 feet and being subtended by a chord having a bearing and distance of North 03 degrees 05' 43" East 121.88 feet to a point; proceeding thence North 41 degrees 45' 00" East a distance of 132.52 feet to a point; proceeding thence northeasterly 64.69 feet along the arc of a curve to the left, said curve having a radius of 313.34 feet and being subtended by a chord having a bearing and a distance of North 35 degrees 50' 09" East 64.57 feet to a point; proceeding thence South 89 degrees 00' 00" East a distance of
274.77 feet to a point; proceeding thence South 35 degrees 33' 35" East a distance of 53.51 feet to the true point of beginning.

Said tract or parcel of land contains 1.7391 acres.

        INCLUDING THE ADDITIONAL PARCEL

All that tract or parcel of land lying and being in Land Lot 720 of the 16th District, 2nd Section, Cobb County, Georgia, and being more particularly described as follows:

                                                                  Kennesaw
                                                      Cobb County, Georgia

                                 EXHIBIT B
                                (continued)

Commencing at the intersection of the easterly line of said land lot with the northwesterly right-of-way line of Ernest Barrett Parkway (120 foot right-of-way); proceeding thence along said northwesterly right-of-way line South 54 degrees 26' 25" West a distance of 450.00 feet to a point; leaving said northwesterly right-of-way line and proceeding thence southwesterly, westerly and northwesterly 113.79 feet along the arc of a curve to the right, said curve having a radius of 72.44 feet and being subtended by a chord having a bearing and distance of North 80 degrees 33' 34" West 102.45 feet to a point; proceeding thence northwesterly, northerly and northeasterly along the arc of a curve to the right, said curve having a radius of 97.40 feet and being subtended by a chord having a bearing and distance of North 03 degrees 05' 43" East 121.68 feet to a point, said point being the True Point of Beginning; proceeding thence North 36 degrees 38' 25" East a distance of
188.75 feet to a point; proceeding thence South 89 degrees 00' 00" East a distance of 13.41 feet to a point; proceeding thence southwesterly 64.69 feet along the arc of a curve to the right, said curve having a radius of 313.34 feet and being subtended by a chord having a bearing and distance of South
35 degrees 50' 09" West 64.57 feet to a point; proceeding thence South
41 degrees 45' 00" West a distance of 132.52 feet to the true point of beginning.

    TOGETHER WITH the rights, easements, privileges and obligations appurtenant to the above-described land created and established under the following instruments:

        (a) Restrictions, easements, covenants and agreements contained in that certain Limited Warranty Deed from Jose Manuel Lomelin, et al., to CA Cobb Retail Investors, Limited, a Georgia Limited Partnership, dated June 24, 1985, filed June 27, 1985, and recorded in Deed Book 3548, page 367, Records of Cobb County, Georgia;

                                                                  Kennesaw
                                                      Cobb County, Georgia

                                  EXHIBIT B
                                 (continued)

        (b) Easement Agreement by and among AMLI Land Development-I Limited Partnership, The Barrett Place Company Limited I, L.P. and Stanley E. Thomas dated August 19, 1992, filed August 20, 1992, and recorded in Deed Book 6804, page 48, aforesaid records; as amended by that certain First Supplement to Easement Agreement filed May 12, 1994, and recorded in Deed Book 8235, page 243, aforesaid records; as modified by that certain Affidavit Affecting Title filed October 12, 1994, and recorded in Deed Book 8530, page 210, aforesaid records; as terminated, canceled and superseded by that certain Easement Agreement by and among AMLI Land Development-I Limited Partnership, The Barrett Place Company Limited I, L.P., Stanley E. Thomas and Barrett Pavilion Company, Inc., dated September 30, 1994, filed October 12, 1994, and recorded in Deed Book 8530, page 213, aforesaid records;

        (c) Easements contained in that certain Limited Warranty Deed from Stanley E. Thomas to B. R. D., Inc., dated October 30, 1992, filed October 30, 1992, and recorded in Deed Book 6948, page 443, aforesaid records; and

        (d) Permanent & Perpetual Non-Exclusive Easement Agreement, Covenants and Restrictions for Barrett Pavilion by Stanley E. Thomas dated April 2, 1993, filed April 27, 1993, and recorded in Deed Book 7276, page 490, aforesaid records; as amended by that certain First Amendment to Permanent & Perpetual Non-Exclusive Easement Agreement, Covenants and Restrictions for Barrett Pavilion dated May 27, 1994, and recorded in Deed Book 8282, page 3, aforesaid records; as last amended by that certain Second Amendment to Permanent & Perpetual Non-Exclusive Easement Agreement, Covenants and Restrictions for Barrett Pavilion dated August 11, 1994, and recorded in Deed Book 8455, page 163, aforesaid records.

                                   EXHIBIT C

                     DESCRIPTIONS OF SUBORDINATED MORTGAGES

          The following is a list of the subordinated mortgages, deeds of trust and/or deeds to secure debt entered executed by Borrower, on behalf of the Subordinated Creditor, pursuant to the terms and conditions of the McDonald's Documentation:

     1. Deed To Secure Debt and Security Agreement, made as of July 29, 1997, by Borrower to Subordinated Creditor, relating to mortgaged property located in Kennesaw, in the County of Cobb, in the State of Georgia.

     2. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to Chicago Title Insurance Company, a Missouri corporation, as trustee, for the benefit of Subordinated Creditor, relating to trust property located in Vancouver, in the County of Clark, in the State of Washington.

     3. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to Kenneth W. Pearson, as trustee, to and for the benefit of Subordinated Creditor, relating to trust property located in Leon Valley, in the County of Bexar, in the State of Texas.

     4. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to Kenneth W. Pearson, as trustee, for the benefit of Subordinated Creditor, relating to trust property located in Arlington, in the County of Tarrant, in the State of Texas.

     5. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to Kenneth W. Pearson, as trustee, for the benefit of Subordinated Creditor, relating to trust property located in San Antonio, in the County of Bexar, in the State of Texas.

     6. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to The Public Trustee of the County of Douglas, Colorado, as trustee, to and for the benefit of Subordinated Creditor, relating to trust property located in Littleton, in the County of Douglas, in the State of Colorado.

     7. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to The Public Trustee of the County of Arapahoe, Colorado, as trustee, to and for the benefit of Subordinated Creditor, relating to trust property located in Aurora, in the County of Arapahoe, in the State of Colorado.

     8. Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to Subordinated Creditor, relating to mortgaged property located in Schaumburg, in the County of Cook, in the State of Illinois.

     9. Mortgage, made as of July 29, 1997, by Borrower to Subordinated Creditor, relating to mortgaged property located in Sterling Heights, in the County of Macomb, in the State of Michigan.

     10. Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to Subordinated Creditor, relating to mortgaged property located in Forest Park, in the County of Hamilton, in the State of Ohio.

     11. Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to Subordinated Creditor, relating to mortgaged property located in Columbus, in the County of Franklin, in the State of Ohio.

     12. Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to Subordinated Creditor, relating to mortgaged property located in Philadelphia, in the County of Philadelphia, in the State of Pennsylvania.

     13. Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to Subordinated Creditor, relating to mortgaged property located in Blaine, in the County of Anoka, in the State of Minnesota.

     14. Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of July 29, 1997, by Borrower to Subordinated Creditor, relating to mortgaged property located in Washington Township, in the County of Marion, in the State of Indiana.

                                 EXHIBIT C-1

RECORDING INFORMATION FOR SUBORDINATED MORTGAGE IN FAVOR OF STATE STREET BANK
 AND TRUST COMPANY (SOLELY IN ITS CAPACITY AS TRUSTEE AND COLLATERAL AGENT
       UNDER AND PURSUANT TO THE SUBORDINATED CREDITOR INDENTURE)

                                   County         Book          Volume
                                   ------         ----          ------

Subordinated Mortgage
     (Kennesaw)